Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Varonis Systems, Inc. (the “Company”) dated February 19, 2015, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
July 9, 2015	Kost Forer Gabbay & Kasierer
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